EXHIBIT 1
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                     AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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          Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


          Date: March 8, 1996


                             SMITH BARNEY INC.


                             By: /s/ Howard M. Darmstadter
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                               Name:  Howard M. Darmstadter
                               Title:   Assistant Secretary


                            SMITH BARNEY HOLDINGS INC.


                            By: /s/ Howard M. Darmstadter
                                ---------------------------
                               Name:  Howard M. Darmstadter
                               Title:   Assistant Secretary



                            TRAVELERS GROUP INC.


                            By: /s/ Charles J. Gallo, Jr.
                                ---------------------------
                               Name:  Charles J. Gallo, Jr.
                               Title:   Assistant Controller